SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 10, 2024 (October 8, 2024)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42296 (Commission File Number)	84-1803091 (I.R.S. Employer Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On August 22, 2024, we entered into a Selling Agency Agreement (the “Selling Agency Agreement”) with Digital Offering, LLC, as Selling Agent (the “Agent”), to sell up to 3,333,333 shares of our common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $6.00 per share (the “Purchase Price”), through a best-efforts offering pursuant to Regulation A (the “Offering”).

Digital Offering has acted as the lead selling agent for the Offering pursuant to the terms of the Selling Agency Agreement. Under the Selling Agency Agreement, the Company has agreed to pay Digital Offering a commission of 7.5% of the gross proceeds received in the Offering, which shall be allocated by Digital Offering to members of its selling group and soliciting dealers in Digital Offering's sole discretion. In addition, the Company will issue to the Agent warrants to purchase a number of shares of common stock equal to 2.3% of the total numbers of Shares sold in the Offering at an exercise price of $7.50 per share. The Company will reimburse Digital Offering for its reasonable and documented legal costs up to a maximum of $75,000.

Digital Offering acted on a “reasonable best efforts” basis in connection with the Offering. Digital Offering was under no obligation to purchase any of the shares or arrange for the sale of any specific number or dollar amount of shares.

The Offering was made pursuant to our Offering Statement on Form 1-A (Registration No. 024-12373), and accompanying Offering Circular, qualified by the Securities and Exchange Commission (the “Commission”) on September 27, 2024.

On October 9, 2024, we completed the Offering and sold an aggregate of 1,118,005 Shares, resulting in aggregate gross proceeds of $6,708,030, before deducting Agent commissions and other related expenses.

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2024, our board of directors approved the appointment of Darryl Delwo, our Chief Financial Officer, to serve as the Company’s corporate secretary, until his resignation or earlier removal thereof.

Section 7 – Regulation FD

Item 7.01Regulation FD Disclosure.

On October 9, 2024, we issued a press release announcing the completion of the Offering and the anticipated start of trading of our common stock on the Nasdaq Capital Market. The press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01Other Events.

Our common stock began trading on the Nasdaq Capital Market under the symbol “SKYQ” on October 10, 2024.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Name and/or Identification of Exhibit

1.1 (1)	Selling Agency Agreement with Digital Offering, LLC

99.1	Press Release of Sky Quarry Inc. dated October 9, 2024

(1)Incorporated by reference from our Form 1-A/A filed with the Commission on May 24, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: October 10, 2024	/s/David Sealock
By:David Sealock
Its:Chief Executive Officer